Exhibit 11(a) Consent of Independent Auditors


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 13 to Registration Statement No. 33-67386 of Lincoln Benefit Life Variable Life Account of Lincoln Benefit Life Company on Form S-6 of our report dated February 23, 2001 relating to the financial statements and the related financial statement schedule of Lincoln Benefit Life Company, and our report dated March 16, 2001 relating to the financial statements of Lincoln Benefit Life Variable Life Account, included in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.




/s/ Deloitte & Touche LLP
Chicago, Illinois
April 20, 2001

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Exhibit 11(b) Consent of Attorneys


Christopher S. Petito
                                                                    202-965-8152

                                                        April 20, 2001


Lincoln Benefit Life Company
Lincoln Benefit Life Variable Annuity Account
Lincoln Benefit Life Centre
Lincoln, Nebraska  68501-0469

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in this Post-Effective Amendment No. 13 to the Registration Statement No. 33-67386 of Lincoln Benefit Life Variable Life Account on Form S-6. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                Very truly yours,

                                 Jorden Burt LLP

                                                 /s/ Christopher S. Petito
                                            By:----------------------
                                                 Christopher S. Petito